Exhibit 99.1

PRESS RELEASE

For:	THE MACERICH COMPANY

MACERICH ANNOUNCES QUARTERLY RESULTS

SANTA MONICA, CA, May 2, 2019. The Macerich Company (NYSE: MAC) today announced results of operations for the quarter ended March 31, 2019, which included net income attributable to the Company of $7.8 million or $.05 per share-diluted for the quarter ended March 31, 2019 compared to a net loss attributable to the Company for the quarter ended March 31, 2018 of $33.6 million or $.24 per share-diluted. For the first quarter 2019, funds from operations (“FFO”)-diluted, excluding loss on extinguishment of debt, was $122.3 million or $.81 per share-diluted compared to $123.5 million or $.82 per share-diluted for the quarter ended March 31, 2018. A description and reconciliation of earnings per share (“EPS”)-diluted to FFO per share-diluted is included within the financial tables accompanying this press release.

Results and Highlights

•	Mall tenant annual sales per square foot for the portfolio increased by 8.7% to $746 for the twelve months ended March 31, 2019 compared to $686 for the twelve months ended March 31, 2018.

•	Re-leasing spreads for the twelve months ended March 31, 2019 were up 11.0%.

•	Mall portfolio occupancy was 94.7% at March 31, 2019 compared to 94.0% at March 31, 2018.

•	Average rent per square foot increased to $60.74 at March 31, 2019, up 3.9% from $58.44 at March 31, 2018.

“While 2019 started with a heavy volume of retailer bankruptcies, all of which we had anticipated, the leasing environment for backfill of these vacancies is strong and the sales productivity and attractiveness of our portfolio continues to improve,” said the Company’s Chief Executive Officer, Tom O’Hern. “We remain extremely enthused about the redevelopment opportunities at many of our best properties. There is extensive demand for our better-situated Sears real estate. The redevelopment of those Sears boxes plus Scottsdale Fashion Square, Fashion District of Philadelphia, One Westside and Los Angeles Premium Outlets provide us with great opportunities to add significant value and diversified uses to our high quality real estate.”

Development/Redevelopment:

The Company continues its multi-dimensional redevelopment of Scottsdale Fashion Square. Earlier this year, Industrious, a leading co-working concept, opened with the strongest opening occupancy at any of its existing locations. Coupled with the recently developed flagship Apple store, the real estate fronting Scottsdale Road in the former Barney’s location has now been fully developed, which has beneficially produced extensive leasing activity and consumer traffic within this wing of the center. The newly renovated luxury wing continues to add prominent brands within the luxury retail segment. The entirety of the 80,000 square foot expansion is now fully leased. Oceans 44 recently opened to much acclaim, and we eagerly anticipate openings of new high-end and lifestyle restaurants including Nobu, Farmhouse, Toca Madera, Tocaya Organica and Zinque. Along with a recently announced Equinox, this sophisticated collection of restaurant and fitness uses will flank an exciting and vibrant new entry leading into the luxury wing. The project is expected to be completed in 2019, and project costs are expected to be in the range of $140 to $160 million (or $70 to $80 million at the Company’s pro rata share).

Redevelopment continues on Fashion District Philadelphia, a four-level retail hub in Center City spanning over 800,000 square feet across three city blocks in the heart of downtown Philadelphia. Estimated project costs are expected to be in the range of $400 to $420 million (or $200 to $210 million at the Company’s pro rata share). The property is owned in a 50/50 joint venture with Pennsylvania REIT. The joint venture has signed leases or is in active lease negotiations with tenants for over 85% of the leasable area. Noteworthy commitments include Century 21, Burlington, H&M, Nike, Forever 21, AMC Theaters, Round One, City Winery, Ulta, Hollister, Columbia Sportswear and Guess Factory. The grand opening is planned for September 2019.

Site work continues to be performed by the Carson Reclamation Authority on Los Angeles Premium Outlets in Carson, CA, a state-of-the-art Premium Outlet center, which is owned in a 50/50 joint venture with Simon Property Group. This extremely well-located shopping destination fronting Interstate-405 will include approximately 400,000 square feet in its first phase, and is scheduled to open in fall 2021, followed by an additional approximately 165,000 square feet in its second phase.

Pre-development activity continues on the Company’s joint venture in One Westside. The entirety of this 584,000 square foot, Class A creative office campus in West Los Angeles will be occupied by Google. During the first quarter of 2019, One Westside shuttered most of its retail operations, and the redevelopment of this coveted real estate will commence later in 2019. Estimated remaining project costs at the Company’s 25% pro-rata share are approximately $100 million.

The Company remains extremely focused on leasing and redevelopment planning of the Sears locations that we expect to get back through the bankruptcy process. Estimated costs for the redevelopment of the stores in which Macerich has an ownership interest are $250-300 million at the Company’s pro rata share, over the next several years.

Financing Activity:

The Company’s joint venture entered into a commitment for a $220 million, 10-year loan on San Tan Village in Gilbert, AZ, with a fixed interest rate of 4.30%. The proceeds of this loan will be used to repay the existing $120 million loan, and will generate an estimated $84 million of incremental proceeds at the Company’s share.

2019 Earnings Guidance:

The Company is re-affirming its FFO per share-diluted guidance and is revising its previous estimate of EPS-diluted guidance to reflect its current expectation for 2019. A reconciliation of estimated EPS-diluted to FFO per share-diluted follows:

2019 range
EPS-diluted	$0.41 - $0.49
Plus: real estate depreciation and amortization	3.17 -3.17
Less: impact of financing expense in connection with ASC 606 (Chandler Freehold)	0.08 - 0.08

FFO per share-diluted	3.50 - 3.58
Plus: impact of adoption of ASC 842 (Leasing Costs)	0.15 - 0.15

FFO per share-diluted, excluding impact of ASC 842	$3.65 - $3.73

More details of the guidance assumptions are included in the Company’s Form 8-K supplemental financial information.

Macerich, an S&P 500 company, is a fully integrated, self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States.

Macerich currently owns 51 million square feet of real estate consisting primarily of interests in 47 regional shopping centers. Macerich specializes in successful retail properties in many of the country’s most attractive, densely populated markets with significant presence in the West Coast, Arizona, Chicago, and the Metro New York to Washington, DC corridor. A recognized leader in sustainability, Macerich has earned Nareit’s prestigious “Leader in the Light” award every year from 2014-2018. For the fourth straight year in 2018 Macerich achieved the #1 GRESB ranking in the North American Retail Sector, among many other environmental accomplishments. Additional information about Macerich can be obtained from the Company’s website at www.macerich.com.

Investor Conference Call

The Company will provide an online Web simulcast and rebroadcast of its quarterly earnings conference call. The call will be available on The Macerich Company’s website at www.macerich.com (Investors Section). The call begins May 2, 2019 at 10:00 AM Pacific Time. To listen to the call, please go to the website at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com (Investors Section) will be available for one year after the call.

The Company will publish a supplemental financial information package which will be available at www.macerich.com in the Investors Section. It will also be furnished to the SEC as part of a Current Report on Form 8-K.

Note: This release contains statements that constitute forward-looking statements which can be identified by the use of words, such as “expects,” “anticipates,” “assumes,” “projects,” “estimated” and “scheduled” and similar expressions that do not relate to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities or other acts of violence which could adversely affect all of the above factors. The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2018, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

(See attached tables)

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THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	For the Three Months Ended March 31,
	Unaudited
	2019	2018
Revenues:
Leasing revenue (a)	$211,008	$218,112
Other income	5,334	8,080
Management Companies’ revenues	10,180	10,542

Total revenues	226,522	236,734

Expenses:
Shopping center and operating expenses	69,604	74,510
Management Companies’ operating expenses	19,014	34,989
Leasing expenses (a)	7,505	3,334
REIT general and administrative expenses	6,961	8,019
Depreciation and amortization	81,468	79,937
Interest expense (b)	38,357	52,635
Loss on extinguishment of debt	351	—

Total expenses	223,260	253,424

Equity in income of unconsolidated joint ventures	12,243	16,872
Income tax (expense) benefit	(346)	2,949
Loss on sale or write down of assets, net	(6,316)	(37,512)

Net income (loss)	8,843	(34,381)
Less net income (loss) attributable to noncontrolling interests	1,019	(808)

Net income (loss) attributable to the Company	$7,824	($33,573)

Weighted average number of shares outstanding—basic	141,262	141,024

Weighted average shares outstanding, assuming full conversion of OP Units (c)	151,677	151,316

Weighted average shares outstanding—Funds From Operations (“FFO”)—diluted (c)	151,677	151,342

Earnings per share (“EPS”)—basic	$0.05	($0.24)

EPS—diluted	$0.05	($0.24)

Dividend declared per share	$0.75	$0.74

FFO—basic (c) (d)	$121,934	$123,513

FFO—diluted (c) (d)	$121,934	$123,513

FFO—diluted, excluding loss on extinguishment of debt (c) (d)	$122,285	$123,513

FFO per share—basic (c) (d)	$0.80	$0.82

FFO per share—diluted (c) (d)	$0.80	$0.82

FFO per share—diluted, excluding loss on extinguishment of debt (c) (d)	$0.81	$0.82

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a)

In accordance with the adoption of ASC Topic 842, “Leases” (“ASC 842”) effective January 1, 2019, the Company is required to present all revenues related to its leases as a single line item. In addition, ASC 842 requires that the Company present lease revenues net of the Company’s provision for bad debts (See the Company’s Form 8-K supplemental financial information for further detail of the components of leasing revenue). For comparison purposes, the Company has reclassified minimum rents, percentage rents, tenant recoveries and the leasing portion of other revenues for the three months ended March 31, 2018.

In accordance with ASC 842, the Company has expensed all leasing costs that were not incremental and contingent to the execution of new leases or lease renewals. For comparison purposes, the Company has reclassified leasing expenses for the three months ended March 31, 2018 that were previously included in Management Companies’ operating expenses.

(b)

The Company accounts for its investment in the Chandler Fashion Center and Freehold Raceway Mall (“Chandler Freehold”) joint venture as a financing arrangement. As a result, the Company has included in interest expense (i) a credit of $14,265 and a charge of $4,381 to adjust for the reduction of the fair value of the financing arrangement obligation during the three months ended March 31, 2019 and 2018, respectively, (ii) distributions of $1,897 and $2,001 to its partner representing the partner’s share of net income for the three months ended March 31, 2019 and 2018, respectively, and (iii) distributions of $1,921 and $1,639 to its partner in excess of the partner’s share of net income for the three months March 31, 2019 and 2018, respectively.

(c)

The Macerich Partnership, L.P. (the “Operating Partnership” or the “OP”) has operating partnership units (“OP units”). OP units can be converted into shares of Company common stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO—diluted includes the effect of share and unit-based compensation plans, stock warrants and convertible senior notes using the treasury stock method. It also assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation.

(d)

The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles (“GAAP”) measures. The National Association of Real Estate Investment Trusts (“Nareit”) defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in the value of real estate held by the affiliate and after adjustments for unconsolidated joint ventures. As a result of changes in accounting standards effective January 1, 2018 (ASC 606), the Company began treating its joint venture in Chandler Freehold as a financing arrangement for accounting purposes. In connection with this treatment, the Company recognizes financing expense on (i) the changes in fair value of the financing arrangement, (ii) any payments to such joint venture partner equal to their pro rata share of net income and (iii) any payments to such joint venture partner less than or in excess of their pro rata share of net income. The Company excludes from its definition of FFO the noted expenses related to the changes in fair value and for the payments to such joint venture partner less than or in excess of their pro rata share of net income. Although the Nareit definition of FFO predates this guidance for accounting for financing arrangements, the Company believes that excluding the noted expenses resulting from the financing arrangement is consistent with the key objective of FFO as a performance measure and it allows the Company’s current FFO to be comparable with the Company’s FFO from prior quarters. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis. The Company also presents FFO excluding extinguishment of debt.

FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes that such a presentation also provides investors with a more meaningful measure of its operating results in comparison to the operating results of other real estate investment trusts (“REITs”). The Company believes that FFO on a diluted basis is a measure investors find most useful in measuring the dilutive impact of outstanding convertible securities.

The Company further believes that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income (loss) as defined by GAAP, and is not indicative of cash available to fund all cash flow needs. The Company also cautions that FFO as presented, may not be comparable to similarly titled measures reported by other REITs.

Reconciliation of net income (loss) attributable to the Company to FFO attributable to common stockholders and unit holders—basic and diluted (d):

	For the Three Months Ended March 31,
	Unaudited
	2019	2018
Net income (loss) attributable to the Company	$7,824	($33,573)
Adjustments to reconcile net income (loss) attributable to the Company to FFO attributable to common stockholders and unit holders—basic and diluted:
Noncontrolling interests in the OP	577	(2,450)
Loss on sale or write down of consolidated assets, net	6,316	37,512
Add: gain on undepreciated asset sales from consolidated assets	534	807
Noncontrolling interests share of gain on sale or write-down of consolidated joint ventures	—	590
Loss on sale or write down of assets from unconsolidated joint ventures (pro rata), net	71	157
Add: gain on sales or write down of undepreciated assets from unconsolidated joint ventures (pro rata), net	—	(2,085)
Depreciation and amortization on consolidated assets	81,468	79,937
Less depreciation and amortization allocable to noncontrolling interests in consolidated joint ventures	(3,645)	(3,641)
Depreciation and amortization on unconsolidated joint ventures (pro rata)	44,998	43,584
Less: depreciation on personal property	(3,865)	(3,345)
Financing expense in connection with the adoption of ASC 606 (Chandler Freehold)	(12,344)	6,020

FFO attributable to common stockholders and unit holders—basic and diluted	121,934	123,513
Loss on extinguishment of debt	351	—

FFO attributable to common stockholders and unit holders, excluding loss on extinguishment of debt—diluted	$122,285	$123,513

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of EPS to FFO per share—diluted (d):

	For the Three Months Ended March 31,
	Unaudited
	2019	2018
EPS—diluted	$0.05	($0.24)
Per share impact of depreciation and amortization of real estate	0.78	0.77
Per share impact of loss on sale or write down of assets, net	0.05	0.25
Per share impact of financing expense in connection with the adoption of ASC 606 (Chandler Freehold)	(0.08)	0.04

FFO per share—diluted	$0.80	$0.82
Per share impact of loss on extinguishment of debt	0.01	—

FFO per share—diluted, excluding loss on extinguishment of debt	$0.81	$0.82

Reconciliation of Net income (loss) attributable to the Company to Adjusted EBITDA:

	For the Three Months Ended March 31,
	Unaudited
	2019	2018
Net income (loss) attributable to the Company	$7,824	($33,573)
Interest expense—consolidated assets	38,357	52,635
Interest expense—unconsolidated joint ventures (pro rata)	27,054	25,433
Depreciation and amortization—consolidated assets	81,468	79,937
Depreciation and amortization—unconsolidated joint ventures (pro rata)	44,998	43,584
Noncontrolling interests in the OP	577	(2,450)
Less: Interest expense and depreciation and amortization allocable to noncontrolling interests in consolidated joint ventures	(8,637)	(8,781)
Loss on extinguishment of debt	351	—
Loss on sale or write down of assets, net—consolidated assets	6,316	37,512
Loss on sale or write down of assets, net—unconsolidated joint ventures (pro rata)	71	157
Add: Noncontrolling interests share of gain on sale or write down of consolidated joint ventures, net	—	590
Income tax expense (benefit)	346	(2,949)
Distributions on preferred units	100	99

Adjusted EBITDA (e)	$198,825	$192,194

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Adjusted EBITDA to Net Operating Income (“NOI”) and to NOI—Same Centers:

	For the Three Months Ended March 31,
	Unaudited
	2019	2018
Adjusted EBITDA (e)	$198,825	$192,194
REIT general and administrative expenses	6,961	8,019
Management Companies’ revenues	(10,180)	(10,542)
Management Companies’ operating expenses	19,014	34,989
Leasing expenses, including joint ventures at pro rata	8,471	3,334
Straight-line and above/below market adjustments	(6,011)	(8,172)

NOI—All Centers	217,080	219,822
NOI of non-Same Centers	(7,429)	(11,430)

NOI—Same Centers (f)	209,651	208,392
Lease termination income of Same Centers	(658)	(2,879)

NOI—Same Centers, excluding lease termination income (f)	$208,993	$205,513

(e)

Adjusted EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests in the OP, extraordinary items, loss (gain) on remeasurement, sale or write down of assets, loss (gain) on extinguishment of debt and preferred dividends and includes joint ventures at their pro rata share. Management considers Adjusted EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. The Company believes that Adjusted EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. The Company also cautions that Adjusted EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(f)

The Company presents Same Center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same Center NOI is calculated using total Adjusted EBITDA and eliminating the impact of the management companies’ revenues and operating expenses, the Company’s general and administrative expenses and the straight-line and above/below market adjustments to minimum rents and subtracting out NOI from non-Same Centers.